Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement on Form S-3 (Nos. 333-218775 and 333-239175) and in the related Prospectus of Caesars Entertainment, Inc. (formerly Eldorado Resorts, Inc.);
(2)Registration Statements on Form S-4 (Nos. 333-233591 and 333-214422) and in the related Prospectus of Caesars Entertainment, Inc. (formerly Eldorado Resorts, Inc.); and
(3)Registration Statements on Form S-8 (Nos. 333-198830, 333-203227, 333-232336, and 333-245051) of Caesars Entertainment, Inc. (formerly Eldorado Resorts, Inc.)

of our report dated February 27, 2020 with respect to the consolidated financial statements of Caesars Entertainment, Inc. (formerly Eldorado Resorts, Inc.) as of December 31, 2019 and for the two years then ended included this Annual Report (Form 10-K) of Caesars Entertainment, Inc. (formerly Eldorado Resorts, Inc.) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Las Vegas, Nevada
February 26, 2021